UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 24, 2007
(Date of earliest event reported)
Double-Take Software, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33184	20-0230046

(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

257 TURNPIKE ROAD, SUITE 210
SOUTHBOROUGH,
MASSACHUSETTS	01772	877-335-5674

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
The information reported under Item 2.01 of this report is incorporated in this Item 1.01 by reference.
Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 24, 2007, Double-Take Software, Inc. (the “Company”) and Double-Take Software Canada, Inc. (the “Double-Take Canada”), a Canadian corporation and wholly-owned subsidiary of the Company, entered into a share purchase agreement (the “Purchase Agreement”) with TimeSpring Software Corporation (“TimeSpring”), a Canadian corporation, and the shareholders of TimeSpring (the “Sellers”) for the acquisition of TimeSpring. Pursuant to the terms of the Purchase Agreement, Double-Take Canada acquired from the Sellers all of the issued and outstanding shares of TimeSpring for a cash purchase price of approximately $8.3 million plus transaction costs and subject to certain customary post-closing working capital adjustments. Approximately $1.4 million of the purchase price was placed into escrow to secure certain indemnification obligations of the Sellers.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 2.02 and is incorporated in this item 2.01 by reference.
TimeSpring is a continuous data protection software company headquartered in Montreal, Canada that has created the ability to rollback files for any point in time recovery which results in the ability to provide granular recovery options for its customers.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements.
The financial statements required by Rule 3-05 of Regulation S-X will be filed by amendment not later than March 11, 2008.
(b) Pro Forma Financial Information.
The pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment not later than March 11, 2008.
(d) Exhibits.
2.02*	Share Purchase Agreement among Double-Take Software Canada, Inc. a Canadian Corporation, Double-Take Software, Inc., a Delaware Corporation, TimeSpring Software Corporation, a Canadian Corporation, and the Shareholders of TimeSpring Software Corporation for the sale of all of the issued and outstanding shares of TimeSpring Software Corporation as of December 24, 2007

*	The Company has omitted certain schedules and similar attachments in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules and similar attachments to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double-Take Software, Inc.
Date: December 28, 2007	By:	/s/ S. CRAIG HUKE
S. Craig Huke
Vice President and Chief Financial Officer